Exhibit 99.0

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Habersham Bancorp:

We have audited the consolidated statements of earnings, comprehensive income, changes in stockholders’ equity, and cash flows of Habersham Bancorp and subsidiaries for the year ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Habersham Bancorp and subsidiaries for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Atlanta, Georgia
January 23, 2004